UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 23, 2023

INVO BIOSCIENCE, INC.

(Exact name of registrant as specified in charter)

Nevada	001-39701	20-4036208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5582 Broadcast Court Sarasota, Florida	34240
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 878-9505

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	INVO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

2023 Annual Meeting of Shareholders (Rescheduled)

On October 23, 2023, the board of directors (the “Board”) of INVO Bioscience, Inc. (the “Company”) set December 26, 2023 as the new date for the Company’s 2023 annual meeting of shareholders (the “2023 Annual Meeting”). Previously, the Company had set November 16, 2023 as the date of the 2023 Annual Meeting.

This new date is more than 30 days after the one-year anniversary of the Company’s 2022 annual meeting of shareholders, which was held on October 12, 2022. In light of the foregoing, and in accordance with the Company’s Bylaws, in order for any business to be brought before the 2023 Annual Meeting by a shareholder, such shareholder must notify the Company of such intention by notice received at the Company’s principal executive office no later than the close of business on November 3, 2023.

Shareholder proposals intended for inclusion in the Company’s proxy statement for the 2023 Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be received at the Company’s principal executive office no later than the close of business on November 3, 2023, which the Company believes is a reasonable time before it begins to print and mail proxy materials for the 2023 Annual Meeting. In addition, all such shareholder notices and shareholder proposals must conform to the applicable requirements of the Bylaws, the rules and regulations promulgated under the Exchange Act and other applicable law. All such notices and shareholder proposals should be directed to: “INVO Bioscience, Inc., 5582 Broadcast Court, Sarasota, FL 34240, Attention: Corporate Secretary.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INVO BIOSCIENCE, INC.

	By:	/s/ Steven Shum
	Name:	Steven Shum
	Title:	Chief Executive Officer

Dated October 24, 2023

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